UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A-2

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 23,  2010

PARAMOUNT GOLD AND SILVER CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-51600	20-3690109
(Commission File Number)	(IRS Employer Identification No.)

665 Anderson Street
Winnemucca, NV 89445
(Address of Principal Executive Offices)

(775) 625-3600
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item. 2.01     Completion of Acquisition or Disposition of Assets.

The purpose of this Form 8-K/A No. 2 is to amend the Current Report on Form 8-K filed by  Paramount Gold and Silver Corp. on August 25, 2010 to include the financial statements of  X-Cal Resources Ltd.  and other financial information required by Item 9.01 of Form 8-K that was not previously filed.  All of the outstanding shares of common stock of X-Cal Resources Ltd. were acquired by Paramount Gold and Silver Corp. on August 23, 2010.

Item 9.01     Financial Statements and Exhibits

A.	Consolidated Audited Financial Statements of X-Cal Resources Ltd. for the years ended March 31, 2010 and 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Paramount Gold and Silver Corp.

Date: October 29, 2010	By:	/s/Christopher Crupi
Christopher Crupi, CEO

3

X-Cal Resources Ltd.

CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2010 and 2009

AUDITORS’ REPORT

TO THE DIRECTORS OF X-CAL RESOURCES LTD.

We have audited the consolidated balance sheets of X-Cal Resources Ltd. as at March 31, 2010 and 2009 and the consolidated statements of operations, cash flows and shareholders’ equity for the years ended March 31, 2010, 2009 and 2008.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in Canada and the United States of America.  Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at March 31, 2010 and 2009 and the results of its operations and its cash flows for the years ended March 31, 2010, 2009 and 2008 in accordance with Canadian generally accepted accounting principles.

Chartered Accountants

Vancouver, Canada
June 11, 2010, except as to Notes 16
and 17, which are as of October 12, 2010.

COMMENTS BY AUDITORS FOR US READERS

In the United States of America, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when the financial statements are affected by conditions and events that cast substantial doubt on the Company’s ability to continue as a going concern, such as described in note 1 to the financial statements. Our report to the directors dated June 11, 2010, except as to Notes 16 and 17 which are as of October 12, 2010 is expressed in accordance with Canadian reporting standards, which do not permit a reference to such events and conditions in the auditors’ report when these are adequately disclosed in the financial statements.

Chartered Accountants

Vancouver, Canada
June 11, 2010, except as to Notes 16
and 17, which are as of October 12, 2010.

X-Cal Resources Ltd.
Consolidated Balance Sheets
March 31

	2010	2009
Assets
Current
Cash and cash equivalents	$179,428	$1,216,938
Receivables and prepayments	67,555	72,093
Marketable securities	2,742	3,402
	249,725	1,292,433

Prepaid insurance (Note 4)	1,197,998	1,447,638
Reclamation bond – commutation account (Note 4)	2,917,253	3,915,636
Environmental bonds	-	11,152
Mineral property interests (Note 5)	31,031,548	30,048,095
Property and equipment (Note 6)	35,264	44,082

	$35,431,788	$36,759,036

Liabilities
Current
Accounts payable and accrued liabilities (Note 9)	$152,551	$310,500

Reclamation and environmental obligations (Note 7)	1,102,362	1,382,219
	1,254,913	1,692,719

Shareholders’ Equity
Capital stock (Note 8)	50,903,677	50,365,425
Contributed surplus	3,677,198	3,555,851
Deficit	(20,404,000)	(18,854,959)
	34,176,875	35,066,317

	$35,431,788	$36,759,036

Commitments (Note 13)
Subsequent events (Note 16)

(See accompanying notes to the consolidated financial statements)

Approved by the Directors on behalf of the board:

“Shawn Kennedy” ____________________________ Shawn Kennedy, Director	“John Arnold” ____________________________ John Arnold, Director

X-Cal Resources Ltd.
Consolidated Statements of Operations
For the years ended March 31

	2010	2009	2008

General and administrative expenses
Accounting and audit	$81,225	$98,665	$76,425
Amortization - equipment	8,818	21,156	24,279
Equipment commissioning and testing	-	-	50,000
Insurance (Note 4)	300,640	312,816	292,487
Legal	106,605	69,127	62,229
Office and other	35,353	23,274	32,555
Regulatory fees	33,110	48,443	43,244
Rent	14,243	16,074	42,220
Salaries, consultants’ and directors’ fees	136,704	129,533	123,066
Shareholder communications and investor relations	40,607	23,266	142,141
Stock-based compensation (Note 8(e))	126,436	55,280	244,224
Telecommunications	2,050	1,735	1,415
Travel	47,116	37,820	99,416

Loss before other items	(932,907)	(837,190)	(1,233,701)

Other items
Accretion expense (Note 7)	(150,088)	(149,029)	(97,950)
Foreign exchange gain (loss) (Note 14)	(481,137)	472,134	(398,640)
Gain on sale of property and equipment	-	5,379	-
Interest income	15,091	88,228	156,736
Sale of mineral property interests	-	-	24,000
	(616,134)	416,712	(315,854)

Net loss and comprehensive loss for the year	$(1,549,041)	$(420,478)	$(1,549,555)

Basic and diluted loss per share	$(0.01)	$(0.00)	$(0.01)

Weighted average number of common shares outstanding	166,165,049	135,959,729	125,511,379

(See accompanying notes to the consolidated financial statements)

X-Cal Resources Ltd.
Consolidated Statements of Cash Flows
For the years ended March 31

	2010	2009	2008

Cash derived from (applied to)
Operating
Net loss for the year	$(1,549,041)	$(420,478)	$(1,549,555)
Items not involving cash:
Stock-based compensation	126,436	55,280	244,224
Amortization – equipment	8,818	21,156	24,279
Insurance expense	249,640	251,640	249,640
Accretion expense	150,088	149,029	97,950
Unrealized foreign exchange loss (gain) (Note 14)	469,670	(500,982)	361,104
Accrued interest – commutation account	(11,724)	(79,808)	(132,730)
Gain on sale of property and equipment	-	(5,379)	-
Changes in non-cash working capital
Receivables and prepayments	(15,723)	216,163	54,677
Accounts payable and accrued liabilities	(88,956)	27,587	(53,839)
	(660,792)	(285,792)	(704,250)
Financing
Shares issued for cash, net of issuance costs and subscriptions received in advance	508,751	2,087,428	676,500

Investing
Sale of net smelter production royalty	-	-	1,591,740
Mineral property acquisition	(143,340)	(30,823)	(157,725)
Mineral property expenditures	(1,035,921)	(828,587)	(3,247,990)
Reclamation bond – commutation account and environmental bonds	282,325	25,446	2,818
Proceeds of property and equipment	-	6,735	(8,016)
Proceeds on sale of equipment included in mineral property	-	97,334	138,481
	(896,936)	(729,895)	(1,680,692)
Foreign exchange gain/loss on cash held in foreign currency	11,467	(739)	(10,155)

Net increase (decrease) in cash	(1,037,510)	1,071,002	(1,718,597)

Cash and cash equivalents, beginning of year	1,216,938	145,936	1,864,533

Cash and cash equivalents, end of year	$179,428	$1,216,938	$145,936

Cash and cash equivalents consists of:
Cash	$154,408	$1,191,783	$120,709
Term deposit	25,020	25,155	25,227
	$179,428	$1,216,938	$145,936
Non-cash investing and financing activities
Stock-based compensation capitalized in mineral property interests	$18,412	$37,870	$48,727
Property and equipment acquisition for shares	$6,000	$3,750	$363,500
Reclamation and environmental obligation capitalized in mineral property interest	$160,681	$395,309	$-
Accounts payable related to mineral property interests	$-	$79,800	$180,139
Accounts receivable related to mineral property interests	$-	$20,261	$-

(See accompanying notes to consolidated financial statements)

X-Cal Resources Ltd.
Consolidated Statements of Shareholders’ Equity
For the years ended March 31

	Number	Capital	Subscriptions Received in	Contributed
	of Shares	Stock	Advance	Surplus	Deficit	Total
Balance: March 31, 2007	123,685,255	$47,234,247	$-	$3,169,750	$(16,884,926)	$33,519,071
Issuance of shares for cash – private placement	3,028,568	540,000	165,000	-	-	705,000
Share issuance costs	-	(28,500)	-	-	-	(28,500)
Issuance of shares for equipment acquisition	1,000,000	350,000	-	-	-	350,000
Issuance of shares for property acquisition	50,000	13,500	-	-	-	13,500
Stock-based compensation	-	-	-	292,951	-	292,951
Net loss for the year	-	-	-	-	(1,549,555)	(1,549,555)

Balance: March 31, 2008	127,763,823	$48,109,247	$165,000	$3,462,701	$(18,434,481)	$33,302,467
Issuance of shares for cash – private placement	34,547,116	2,310,000	(165,000)	-	-	2,145,000
Share issuance costs	-	(57,572)	-	-	-	(57,572)
Issuance of shares for property acquisition	100,000	3,750	-	-	-	3,750
Stock-based compensation	-	-	-	93,150	-	93,150
Net loss for the year	-	-	-	-	(420,478)	(420,478)

Balance: March 31, 2009	162,410,939	50,365,425	-	3,555,851	(18,854,959)	35,066,317
Issuance of shares on exercise of warrants	4,537,500	453,751	-	-	-	453,751
Issuance of shares on exercise of options	550,000	55,000	-	-	-	55,000
Issuance of shares for property acquisition	50,000	6,000	-	-	-	6,000
Stock-based compensation	-	-	-	144,848	-	144,848
Reclassification of contributed surplus on exercise of options	-	23,501	-	(23,501)	-	-
Net loss for the year	-	-	-	-	(1,549,041)	(1,549,041)

Balance: March 31, 2010	167,548,439	$50,903,677	$-	$3,677,198	$(20,404,000)	$34,176,875

(See accompanying notes to consolidated financial statements)

X-Cal Resources Ltd. Notes to the Consolidated Financial Statements For the years ended March 31, 2010 and 2009
1.	Description of Business and Nature of Operations

X-Cal Resources Ltd. (the “Company”) is engaged in the exploration of its mineral property interests and has not determined whether its properties contain reserves that are economically recoverable.  The business of exploring for resources involves a high degree of risk.  Few properties that are explored ultimately are developed into producing mines.  Major expenses may be required to establish ore reserves, develop metallurgical processes, and construct mining and processing facilities at a particular site.  There is no assurance that the Company will be successful in its search.

These consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles (GAAP) on a going concern basis.  This presumes funds will be available to finance ongoing development, operations and capital expenditures, and the realization of assets and payment of liabilities in the normal course of operations for the foreseeable future.  These consolidated financial statements do not give effect to adjustments that would be necessary to the carrying values and classifications of assets and liabilities should the Company be unable to continue as a going concern.

For the year ended March 31, 2010, the Company incurred a net loss of $1,549,041 (2009 - $420,478; 2008 - $1,549,555).  At March 31, 2010, the Company had a deficit of $20,404,000 (2009 - $18,854,959).  The Company’s ability to continue in operation is dependent on its ability to secure additional financing to fund planned exploration and its ongoing administrative expenditures, and while it has been successful in doing so in the past, there can be no assurance that it will be able to do so in the future.

Mining and exploration involves a high degree of risk and there can be no assurance that current exploration programs will result in profitable mining operations.  The Company has no source of revenue, and has significant cash requirements to conduct its planned explorations, meet its administrative overhead and maintain its mineral interests.

2.	Summary of Significant Accounting Policies

These consolidated financial statements have been prepared by management in accordance with Canadian GAAP using the following significant accounting policies and are expressed in Canadian dollars, the functional and reporting currency of the Company.

a)
Basis of presentation and principles of consolidation

The consolidated financial statements include the accounts of the Company and X-Cal U.S.A. Inc., its wholly-owned integrated subsidiary, and its 100% interest in New Sleeper Gold LLC and Sleeper Mining Company, LLC.  All significant inter-company transactions and balances have been eliminated.

X-Cal Resources Ltd. Notes to the Consolidated Financial Statements For the years ended March 31, 2010 and 2009
2.	Summary of Significant Accounting Policies (cont’d)

b)
Use of estimates

The preparation of financial statements in conformity with Canadian GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.  Significant areas requiring the use of estimates include rates for amortization, accretion expense on reclamation and environmental obligations, impairment of mineral property interests, balances of accounts payable and accrued liabilities, reclamation and environmental obligations, valuation allowance for future tax assets and the variables used in the calculation of stock-based compensation expense. While management believes the estimates are reasonable, actual results could differ from those estimates and could impact future results of operations and cash flows.

c)	Revenue recognition Interest income is accrued on a time-apportioned basis by reference to the principal outstanding using the effective interest method.

d)
Translation of foreign currencies

Foreign currency transactions are translated by the temporal method whereby monetary assets and liabilities are translated at the rate of exchange in effect at the balance sheet date; non-monetary assets and liabilities are translated at rates prevailing at the time of the acquisition of the assets or assumption of liabilities, and revenues and expenses are translated at the exchange rate in effect on the dates they occur. Translation gains and losses are included in the results of operations for the year.

e)
Cash and cash equivalents

The Company classifies highly liquid short-term investments that are readily convertible into known amounts of cash and have maturities of 90 days or less from the date of acquisition as cash equivalents.

f)
Mineral property interests

Mineral property interests represent acquisition, holding and exploration costs, less amounts recovered, written off or written down to date on a property by property basis. If production is attained, these costs will be amortized using the unit-of-production method based on estimated reserves. Costs related to properties that are abandoned or considered uneconomic in the foreseeable future are written off.

When properties are acquired by the Company under agreements requiring future acquisition payments to be made at the sole discretion of the Company, those future payments, whether in cash or shares, are recorded only when the Company has made or becomes obliged to make the payment or to issue the shares.

X-Cal Resources Ltd. Notes to the Consolidated Financial Statements For the years ended March 31, 2010 and 2009
2.	Summary of Significant Accounting Policies (cont’d)

f)
Mineral property interests (cont’d)

When properties are sold by the Company under agreements requiring future purchase payments to be made at the sole discretion of the purchaser, those future payments, whether in cash or shares, are recorded only when the purchaser has made or becomes obliged to make the payment or to issue the shares.

All deferred mineral property expenditures are reviewed annually, on a property-by-property basis, to consider whether there are any conditions that may indicate impairment. When the carrying value of a property exceeds its net recoverable amount that may be estimated by quantifiable evidence of an economic geological resource or reserve, mineral expenditure commitments or the Company’s assessment of its ability to sell the property for an amount exceeding the deferred costs, provision is made for the impairment in value.

g)
Property and equipment

Property and equipment are recorded at cost less accumulated amortization.  All property and equipment is amortized on the declining balance method at 20% per year. Additions during the year are amortized at one-half the annual rate.

h)
Capital stock issued for other than cash

Capital stock issued for other than cash is valued at the price at which the stock traded on the principal stock exchange at the time the related agreement to issue stock is made or, if such issuance is at the option of the Company, at the time the Company determines to issue such stock.

i)
Stock-based compensation

The Company accounts for stock-based compensation using a fair value based method with respect to all stock-based payments to directors, employees and non-employees. For directors and employees, the fair value of the options is measured at the date of grant. For non-employees, the fair value of the options is measured on the earlier of the date at which the counterparty performance is complete or the date the performance commitment is reached or the date at which the equity instruments are granted if they are fully vested and non-forfeitable. For directors, employees and non-employees, the fair value of the options is accrued and charged to operations or mineral properties, with the offset credit to contributed surplus, over the vesting period. If and when the stock options are ultimately exercised, the applicable amounts of contributed surplus are transferred to capital stock.

The Company does not incorporate an estimated forfeiture rate for options that will not vest, but rather accounts for actual forfeitures as they occur.

X-Cal Resources Ltd. Notes to the Consolidated Financial Statements For the years ended March 31, 2010 and 2009
2.	Summary of Significant Accounting Policies (cont’d)

j)
Asset retirement obligations (“ARO”)

The Company recognizes an estimate of the liability associated with an ARO in the financial statements at the time the liability is incurred.  The estimated fair value of the ARO is recorded as a long-term liability, with a corresponding increase in the carrying amount of the related asset.  The liability amount is increased each reporting period due to the passage of time and the amount of accretion is charged to operations in the period.  The ARO can also increase or decrease due to changes in the estimates of timing of cash flows or changes in the original estimated undiscounted cost.  Actual costs incurred upon settlement of the ARO are charged against the ARO to the extent of the liability recorded.

k)
Income taxes

The Company follows the asset and liability method of accounting for income taxes. Under this method future income tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis, and losses carried forward. Future income tax assets and liabilities are measured using substantively enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on future income tax assets and liabilities of a change in tax rates is recognized in operations in the year in which the change is enacted or substantially assured.  The amount of future income tax assets is limited to the amount of the benefit that is more likely than not to be realized.

l)
Basic and diluted loss per share

Basic loss per share is determined by dividing net loss by the weighted average number of common shares outstanding during the year. The Company uses the treasury stock method to determine the dilutive effect of stock options, warrants and similar instruments.  Under this method the dilutive effect on earnings per share is calculated presuming the exercise of outstanding options, warrants and similar instruments.  It assumes that proceeds received from such exercise would be used to repurchase common shares at the average market price during the year.  However, the calculation of diluted loss per share excludes the effects of various conversions and exercise of options and warrants that would be anti-dilutive.

m)
Warrants

Proceeds received on the issuance of units, consisting of common shares and warrants, are allocated first to common shares based on the market trading price of the common shares at the time the units are priced, and any excess is allocated to warrants.

X-Cal Resources Ltd. Notes to the Consolidated Financial Statements For the years ended March 31, 2010 and 2009
2.	Summary of Significant Accounting Policies (cont’d)

n)
Financial instruments

All financial instruments are classified as one of the following: held-to-maturity, loans and receivables, held-for-trading, available-for-sale or other financial liabilities. Financial assets and liabilities classified as held-for-trading are measured at fair value with gains and losses recognized in net income. Financial assets classified as held-to-maturity, loans and receivables, and other financial liabilities are measured at amortized cost using the effective interest method. Available-for-sale instruments are measured at fair value with unrealized gains and losses recognized in other comprehensive income (loss) and reported in shareholders’ equity.  Any financial instrument may be designated as held-for-trading upon initial recognition.  When a decline in the fair value of an available-for-sale financial asset has been recognized in comprehensive income, and there is objective evidence that the impairment is other than temporary, the cumulative loss that had been previously recognized in accumulated other comprehensive income is removed from accumulated other comprehensive income and recognized in net income even though the financial asset has not been derecognized.

Transaction costs that are directly attributable to the acquisition or issue of financial instruments that are classified as other than held-for-trading, which are expensed as incurred, are included in the initial carrying value of such instruments.

The Company presents its financial instruments measured at fair value at one of three levels according to the relative reliability of the inputs used to estimate the fair value:

Level 1 –  quoted prices (unadjusted) in active markets for identical assets or liabilities;
Level 2 –  inputs other than quoted prices included in Level 1 that are observable for theasset or liability, either directly (i.e., as prices) or indirectly (i.e., derived fromprices); and
Level 3 –  inputs for the asset or liability that are not based on observable market data(unobservable inputs).

o)	Future accounting changes

i)
International Financial Reporting Standards (“IFRS”)

In February 2008, the Canadian Accounting Standards Board confirmed that Canadian GAAP for publicly accountable enterprises will be converged with IFRS effective for fiscal years beginning on or after January 1, 2011. The Company will therefore be required to report using IFRS commencing with its unaudited interim consolidated financial statements for the three months ended June 30, 2011, which must include restated interim results for the prior period ending June 30, 2010 prepared on the same basis.  While the Company has begun assessing the adoption of IFRS for 2011, the financial reporting impact of the transition to IFRS cannot be reasonably estimated at this time; however, management continues to monitor these developments.

X-Cal Resources Ltd. Notes to the Consolidated Financial Statements For the years ended March 31, 2010 and 2009
2.	Summary of Significant Accounting Policies (cont’d)

o)	Future accounting changes (cont’d)

ii)
Business Combinations

In January 2009, the Canadian Institute of Chartered Accountants issued Section 1582, “Business Combinations”, Section 1601, “Consolidated Financial Statements”, and Section 1602, “Non-Controlling Interests”. These sections replace the former Section 1581, “Business Combinations”, and Section 1600, “Consolidated Financial Statements”, and establish a new section for accounting for a non-controlling interest in a subsidiary.

Sections 1582 and 1602 will require net assets, non-controlling interests and goodwill acquired in a business combination to be recorded at fair value and non-controlling interests will be reported as a component of equity. In addition, the definition of a business is expanded and is described as an integrated set of activities and assets that are capable of being managed to provide a return to investors or economic benefits to owners. Acquisition costs are not part of the consideration and are to be expensed when incurred. Section 1601 establishes standards for the preparation of consolidated financial statements.

These new sections apply to the Company’s interim and annual consolidated financial statements relating to fiscal years beginning on or after April 1, 2011. Earlier adoption of these sections is permitted as of the beginning of a fiscal year. All three sections must be adopted concurrently.

3.	Risk Management and Financial Instruments

The Company classifies its cash and cash equivalents as held-for-trading; receivables, as loans and receivable; marketable securities, as held-for-trading; and accounts payable and accrued liabilities, as other financial liabilities.

The carrying values of cash and cash equivalents, receivables, and accounts payable and accrued liabilities approximate their fair values due to the short-term maturity of these financial instruments.  Marketable securities are recorded at fair value as they are marked-to-market through net income at each period-end.  The cash equivalent is a six-month term deposit with interest at 0.20% and matures on May 5, 2010.

As the carrying values of the Company’s financial instruments approximate their fair values, disclosure is not made of their level in the fair value hierarchy.

X-Cal Resources Ltd. Notes to the Consolidated Financial Statements For the years ended March 31, 2010 and 2009

3.	Risk Management and Financial instruments (cont’d)

The Company’s risk exposure and the impact on the Company’s financial instruments are summarized below:

a)
Credit risk

Credit risk is the risk that one party to a financial instrument will cause a financial loss for the other party by failing to discharge an obligation. The Company’s cash and cash equivalents and receivables are exposed to credit risk. The credit risk on cash and cash equivalents are minimized as cash and cash equivalents are held at major Canadian and US financial institutions.  The Company is not exposed to significant credit risk on its receivables.

Concentration of credit risk exists with respect to the Company’s cash and cash equivalents as all amounts in Canada are held at a single major financial institution.  The Company’s concentration of credit risk and maximum exposure thereto is as follows relating to funds held in Canada:

	2010	2009
Cash at bank	$98,888	$1,175,646
Term deposit	25,020	25,155
	$125,918	$1,202,810

b)
Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they fall due.  The Company manages its liquidity risk by forecasting cash flows required by operations and anticipated investing and financing activities.  The Company has cash and cash equivalents at March 31, 2010 in the amount of $179,428 in order to meet short-term business requirements. At March 31, 2010, the Company had current liabilities of $152,551.  All of the Company’s current liabilities have contractual maturities of less than 30 days and are subject to normal trade terms.

c)
Market risk

Market risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market prices.  Market risk comprises three types of risk: interest rate risk, foreign currency risk and other price risk. These are discussed further below:

i)	Interest rate risk Interest rate risk consists of two components:

(a)
To the extent that payments made or received on the Company’s monetary assets and liabilities are affected by changes in prevailing market interest rates, the Company is exposed to interest rate cash flow risk.

(b)	To the extent that changes in prevailing market interest rates differ from the interest rates in the Company’s monetary assets and liabilities, the Company is exposed to interest rate price risk.

X-Cal Resources Ltd. Notes to the Consolidated Financial Statements For the years ended March 31, 2010 and 2009
3.	Risk Management and Financial instruments (cont’d)

c)	Market risk (cont’d)

i)
Interest rate risk (cont’d)

The Company is exposed to interest rate cash flow risk on its cash and reclamation bond – commutation account, which are subject to market interest rates.  A hypothetical 1% change in the interest rate would impact the Company’s earnings by approximately $28,000.

ii)
Foreign currency risk

Foreign currency risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in foreign exchange rates. The Company is exposed to foreign exchange fluctuation related to its mineral properties and expenditures thereon, and reclamation bonds held in the US.  A significant change in the currency exchange rates between the Canadian dollar relative to the US dollar would have an effect on the Company’s results of operations, financial position or cash flows. The Company’s sensitivity analysis suggests that a consistent 5% change in the rate of exchange would change mineral properties and foreign exchange gain or loss by $3,000.

iii)
Other price risk

Other price risk is the risk that the fair or future cash flows of a financial instrument will fluctuate because of changes in market prices, other than those arising from interest rate risk or foreign currency risk.  The Company is not exposed to significant other price risk on its financial instruments.

The Company’s exposure to and management of credit risk, liquidity risk and market risk related to financial instruments above have not changed materially since March 31, 2009.

4.	Prepaid Insurance and Reclamation Bond – Commutation Account

In 2004, New Sleeper Gold LLC entered into an insurance-backed financial assurance program including a mine reclamation policy and a pollution legal liability policy for the Sleeper Gold Project.  As part of the policy, New Sleeper Gold LLC paid an insurance premium and put funds in a commutation account used to reimburse reclamation costs and indemnity claims paid by New Sleeper Gold LLC.

The insurance policy covers reclamation costs in the event New Sleeper Gold LLC defaults on payment of its reclamation costs up to an aggregate of US $25 million.  The insurance premium is being amortized over ten years and the prepaid insurance balance at March 31, 2010 is $1,197,998 (2009 - $1,447,638).  The commutation account earns interest at an annual effective rate equal to the one-year constant maturity treasury rate prevailing on the first day of each anniversary year.  The balance in the commutation account at March 31, 2010 is $2,917,253 (2009 - $3,915,636).  Included in reclamation bond – commutation account is a reclamation bond held with the government in the amount of $194,710 (2009 - $378,060).

X-Cal Resources Ltd. Notes to the Consolidated Financial Statements For the years ended March 31, 2010 and 2009

5.	Mineral Property Interests

	2010	2009
Nevada, USA
Sleeper Gold Project	$28,028,775	$27,112,845
Mill Claims	2,506,672	2,484,220
Reese River	453,240	430,788
Spring Valley	42,861	20,242
	$31,031,548	$30,048,095

See attached Consolidated Schedules of Mineral Acquisition and Exploration Costs.

Sleeper Gold Project

In December 2006, the Company acquired title to previously leased mineral claims (part of the Sleeper Gold Project) for US $750,000 plus 250,000 shares.  The mineral claims are lodged as security against future payments.  As at March 31, 2010, the remaining balance to complete this buyout is US $295,000 (2009 – US $425,000) and nil (2009 – 50,000) common shares of the Company.

The agreement, as amended in May 2010, allows the remaining balance owing to be spread into several payments as below:

●	May 8, 2010:	$10,000 (includes a $2,000 signing bonus; paid)
●	June 30, 2010:	$37,000
●	December 7, 2010:	$150,000
●	December 7, 2011:	$100,000

The Sleeper Gold Property is subject to a 1% net smelter production royalty.

Mill Claims

The Mill Creek Gold Property is owned 100% by the Company.  The property, located in Lander County, Nevada, is an early stage (grass roots) gold project.  A US $1,600,000 exploration work program that included drilling, mapping, sampling and geophysics has been completed by the Company on the property.

The Company has completed an extensive permitting process for the Mill Creek (Goat Window) Property, which has resulted in approval of a Plan of Operations Permit.

Reese River

The property consists of three claim blocks in the Reese River Pediment totaling 3,000 acres located in Lander County, Nevada, that are subject to a 2% net smelter returns royalty.

Spring Valley

The Company has staked 38 claims totaling 760 acres located in the Spring Valley area, Pershing County, Nevada, subject to a 1% net smelter production royalty.

X-Cal Resources Ltd. Notes to the Consolidated Financial Statements For the years ended March 31, 2010 and 2009
5.	Mineral Property Interests (cont’d)

Title to mineral properties

Although the Company has taken steps to verify the title to mineral properties in which it has an interest in accordance with industry standards for the current stage of exploration of such properties, these procedures do not guarantee the Company’s title.  Property title may be subject to unregistered prior agreements or transfers and title may be affected by undetected defects.

Realization of assets

The investment in and expenditures on mineral property interests comprise a significant portion of the Company’s assets.  Realization of the Company’s investment in these assets is dependent upon the establishment of legal ownership, the obtaining of permits, the satisfaction of governmental requirements and possible aboriginal rights, and the attainment of successful production from the properties or from the proceeds of their disposition.

Mineral exploration and development is highly speculative and involves inherent risks.  While rewards if a feasible ore body is discovered might be substantial, few properties that are explored are ultimately developed into producing mines.  There can be no assurance that the current exploration programs will result in the discovery of economically viable quantities of ore.

Environmental

The Company is subject to the laws and regulations relating to environmental matters in all jurisdictions in which it operates, including provisions relating to property reclamation, discharge of hazardous material and other matters.  The Company may also be held liable should environmental problems be discovered that were caused by former owners and operators of its properties and properties in which it has previously had an interest.  The Company conducts its mineral exploration activities in compliance with applicable environmental protection legislation. The Company is not aware of any existing environmental problems, other than those already recorded, related to any of its current or former properties that may result in material liability to the Company.

Environmental legislation is becoming increasingly stringent and costs and expenses of regulatory compliance are increasing. The impact of new and future environmental legislation on the Company’s operations may cause additional expenses and restrictions. If the restrictions adversely affect the scope of exploration and development on the mineral properties, the potential for production on the property may be diminished or negated.

X-Cal Resources Ltd. Notes to the Consolidated Financial Statements For the years ended March 31, 2010 and 2009
6.	Property and Equipment

		Accumulated	Net
March 31, 2010	Cost	Amortization	Book Value

Vehicles	$109,697	$86,266	$23,431
Office equipment	114,863	103,030	11,833

	$224,560	$189,296	$35,264

		Accumulated	Net
March 31, 2009	Cost	Amortization	Book Value

Vehicles	$109,697	$80,408	$29,289
Office equipment	114,863	100,070	14,793
Leasehold improvements	18,574	18,574	-

	$243,134	$199,052	$44,082

7.	Reclamation and Environmental Obligations

Subject to the laws and regulations relating to environmental matters, the Company may be held liable for future site restoration costs.

As at March 31, 2010 and 2009, the following information was assumed in measuring the reclamation and environmental obligations:

	2010	2009
Undiscounted amount required
(US $4,056,500)	$4,119,781	$5,112,002
Expected timing of payments	2011 – 2053	2010 – 2053
Average credit-adjusted risk-free rate	9.0%	9.0%
Inflation factor	2.0%	2.0%

The undiscounted amount required is based on a report obtained in May 2007.  The commutation account (Note 4) is used to reimburse reclamation costs and indemnity claims paid by the Company.

The following table presents the reconciliation of the liability for the ARO:

	2010	2009
Balance, beginning of year	$1,382,219	$744,222
Changes in credit-adjusted risk-free rate	-	395,309
Accretion expense	150,088	149,029
Payments made	(160,681)	(135,879)
Foreign exchange adjustment	(269,264)	229,538
Balance, end of year	$1,102,362	$1,382,219

X-Cal Resources Ltd. Notes to the Consolidated Financial Statements For the years ended March 31, 2010 and 2009
8.	Capital Stock and Contributed Surplus

a)	Authorized Unlimited number of common shares without par value.

b)	Issued At March 31, 2010, 167,548,439 common shares were issued and outstanding.

c)
Stock options

The Company has a 10% rolling stock option plan under which directors, officers, and other key employees and consultants to the Company and its subsidiary may be granted options to purchase shares.  The number of common shares subject to options granted under the plan is 5% of the issued capital at the date of the grant with respect to any one optionee, not to exceed 10% of the issued and outstanding common shares of the Company in aggregate.  Options issued under the plan may be exercised during a period determined by the board of directors, which cannot exceed five years.

	2010		2009
		Weighted		Weighted
	Number of	Average	Number of	Average
	Options	Exercise Price	Options	Exercise Price

Outstanding, beginning of year	12,370,000	$0.27	10,110,000	$0.34
Exercised	(550,000)	$0.10	-	-
Granted	1,340,000	$0.16	3,875,000	$0.11
Expired	(1,995,000)	$0.37	(1,600,000)	$0.35
Forfeited	-	-	(15,000)	$0.20
Outstanding, end of year	11,165,000	$0.24	12,370,000	$0.27

X-Cal Resources Ltd. Notes to the Consolidated Financial Statements For the years ended March 31, 2010 and 2009
8.	Capital Stock and Contributed Surplus (cont’d)

c)
Stock options (cont’d)

The options granted during the year ended March 31, 2010 have an immediate vesting term.  As at March 31, 2010, the Company had stock options outstanding and exercisable, enabling the holders to acquire common shares as follows:

Number of Options	Exercise Price	Expiry Date
200,000	$ 0.20	April 1, 2010 *
200,000	$ 0.10	May 26, 2010 *
750,000	$ 0.35	June 12, 2010 *
600,000	$ 0.20	September 24, 2010
1,200,000	$ 0.33	February 16, 2011
725,000	$ 0.10	February 28, 2011
1,700,000	$ 0.35	May 31, 2011
1,800,000	$ 0.10	September 24, 2011
200,000	$ 0.20	November 29, 2011
300,000	$ 0.16	February 12, 2012
600,000	$ 0.10	February 27, 2012
2,250,000	$ 0.35	March 23, 2012
640,000	$ 0.17	January 27, 2013
11,165,000

*expired unexercised

The weighted average remaining contractual life of stock options at March 31, 2010 is 1.36 years (2009 – 1.97 years).

d)	Warrants

	2010		2009
	Number of Warrants	Weighted Average Exercise Price	Number of Warrants	Weighted Average Exercise Price

Outstanding, Beginning of year	16,824,039	$0.10	-	-
Issued	-	-	16,824,039	$0.10
Exercised	(4,537,500)	$0.10	-	-
Expired	(3,525,000)	$0.10	-	-
Outstanding, End of year	8,761,539	$0.10	16,824,039	$0.10

As at March 31, 2010, the Company had warrants outstanding and exercisable, enabling the holders to acquire common shares as follows:

Number of Warrants	Exercise Price	Expiry Date
300,000	$ 0.24	April 4, 2010 *
8,461,539	$ 0.10	March 30, 2011
8,761,539

*expired unexercised

X-Cal Resources Ltd. Notes to the Consolidated Financial Statements For the years ended March 31, 2010 and 2009
8.	Capital Stock and Contributed Surplus (cont’d)

e)
Stock-based compensation

The Company uses the Black-Scholes option pricing model to estimate the value of the options at each grant date using the following weighted average assumptions for the years ended March 31, 2010, 2009 and 2008:

	2010	2009	2008

Risk-free rate of return	1.55%	2.31%	4.45%
Expected dividend yield	-	-	-
Expected stock price volatility	135.03%	65.76%	163.62%
Expected option life in years	2.48	2.69	2.78

Option pricing models require the input of highly subjective assumptions including the expected price volatility. Changes in the subjective input assumptions can materially affect the fair value estimate.

During the year ended March 31, 2010, the compensation cost of stock options granted was $144,848 ($0.11 per option), $126,436 of which was expensed and $18,412 was capitalized to mineral properties. Stock-based compensation attributable to employees and consultants was $44,596, and to directors was $81,840.

During the year ended March 31, 2009, the compensation cost of stock options granted was $93,150 ($0.02 per option), $55,280 of which was expensed and $37,870 was capitalized to mineral properties. Stock-based compensation attributable to employees and consultants was $8,740, and to directors was $46,540.

During the year ended March 31, 2008, the compensation cost of stock options granted was $292,951 ($0.16 per option), $244,224 of which was expensed and $48,727 was capitalized to mineral properties. Stock-based compensation attributable to employees and consultants was $223,108, and to directors was $69,843.

9.	Related Party Transactions

The Company paid $18,266 (2009 - $21,000; 2008 - $23,130) of legal fees and expenses to a law firm in which a director of the Company is a partner.  The Company incurred consulting expenses of $55,000 (2009 - $66,000; 2008 - $66,000) to a director and officer of the Company.  The Company paid salaries of $160,000 (2009 - $160,000; 2008 - $160,000) to a director and officer of the Company, and $60,250 (2009 - $36,000; 2008 - $36,000) to a party related to a director and officer of the Company.  As at March 31, 2010, $11,566 (2009 - $6,434 due from) was due to a director and officer of the Company with respect to rent expenses, and is included in accounts payable. The Company incurred rental expenses of $18,000 (2009 - $4,500; 2008 - $nil).  A bonus of $50,000 (2009 - $nil; 2008 - $nil) was paid to a director and officer of the Company.

The above transactions and balances are in the normal course of operations and are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

X-Cal Resources Ltd. Notes to the Consolidated Financial Statements For the years ended March 31, 2010 and 2009
10.	Capital Management

The Company considers its capital to be all components of shareholders’ equity.  The Company’s objectives when managing capital are to safeguard its ability to continue as a going concern in order to pursue the exploration of its properties and to maintain a flexible capital structure for its projects for the benefit of its stakeholders.

The Company manages the capital structure and makes adjustments to it in light of changes in economic conditions and the risk characteristics of the underlying assets. To maintain or adjust the capital structure, the Company may attempt to issue new shares. Management reviews the capital structure on a regular basis to ensure that objectives are met.  The Company’s capital is not subject to any externally imposed capital requirements.

The Company’s overall strategy remains unchanged from the prior year.

11.	Income Taxes

The components of the Company’s future income tax assets and liabilities are as follows:

	2010	2009

US non-capital losses carried forward	$2,904,000	$1,468,000
Canadian non-capital losses carried forward	1,384,000	1,519,000
Prepaid commutation account and ARO accounting value in excess of tax value	460,000	360,000
Excess of tax basis over accounting basis property and equipment	57,000	57,000
Share issue costs	33,000	61,000
Capital losses carried forward	1,400	1,500
Mineral property interests book value in excess of tax value	(118,000)	(160,000)

Total net future income tax asset	4,721,400	3,306,500
Valuation allowance	(4,721,400)	(3,306,500)

Net book value	$-	$-

The net future tax asset resulting from these items has not been recognized in these accounts, as realization is not considered more likely than not. A valuation allowance has been applied against the net future income tax asset.

X-Cal Resources Ltd. Notes to the Consolidated Financial Statements For the years ended March 31, 2010 and 2009
11.	Income Taxes (cont’d)

The Company has non-capital losses of approximately $5,537,000 available to reduce future taxable income that under Canadian income tax laws expire as follows:

2014	$996,000
2015	815,000
2026	659,000
2027	1,069,000
2028	780,000
2029	578,000
2030	640,000

$5,537,000

The Company also has non-capital losses in the US of approximately US $8,168,000 that are available to reduce taxable income in future years.  These losses will expire from 2011 to 2030.

The reconciliation of income tax provision computed at the statutory rates of 29.63% (2009 – 30.75%; 2008 - $34.12%) to the reported income tax provision is as follows:

	2010	2009	2008

Income tax recovery based on
statutory rate	$458,000	$129,000	$528,708
Unrealized foreign exchange gain	(142,500)	165,400	-
Stock-based compensation	(37,500)	(17,000)	(83,000)
Share issue costs	31,000	31,600	32,000
Differences between amortization and capital
cost allowance	(2,600)	(6,600)	(8,000)
Accretion expense	(44,500)	(52,200)	-
Non-deductible expense	(1,400)	700	(2,000)
Change in timing differences	784,000	(226,100)	-
Effect of change in tax rate	(82,200)	(243,500)	(83,841)
Utilized (unrecognized) tax losses	(962,300)	218,700	(383,867)

Income tax provision	$-	$-	$-

X-Cal Resources Ltd. Notes to the Consolidated Financial Statements For the years ended March 31, 2010 and 2009
12.	Segmented Information

The Company operates in one industry segment, the mineral resource industry, and in two geographical segments, Canada and the US.  All current exploration activities are conducted in Nevada, US. The net loss and assets identifiable within those geographic areas are as follows:

	2010	2009	2008
Net income (loss)
Canada	$(1,069,233)	$(551,090)	$(1,109,118)
USA	(479,808)	130,612	(440,437)
	$(1,549,041)	$(420,478)	$(1,549,555)
Assets
Canada	$147,170	$1,278,172	$485,438
USA	35,284,618	35,480,864	33,952,675
	$35,431,788	$36,759,036	$34,438,113

13.	Commitments

Management agreements

The Company entered into an Employment Agreement whereby it will pay an administrative manager $72,000 per annum.  Should the Company terminate the agreement or should the Company have an effective change of control, it will be liable for payment of one year’s salary at the full rate of $72,000.

The Company has an employment contract with its President.  Under the terms of that contract, remuneration is reviewable on October 1 of each year, when such remuneration may be increased but not decreased. The remuneration for the President is $160,000 per annum.  Additionally, the contract provides that, in the event of termination by the Company, the President shall receive three times the annual amount of salary in the year of termination plus US $150,000.

The Company entered into an employment contract with an officer of the Company effective April 1, 2007 whereby it will pay the officer $66,000 per annum.  Under the terms of the contract, remuneration is reviewable on April 1 of each year, when such remuneration may be increased but not decreased.  Currently, by mutual agreement between the parties, starting with the month of February 2010, the officer has deferred the monthly salary.  The contract provides that, in the event of termination by the Company, the officer shall receive two times the annual amount of salary in the year of termination.

X-Cal Resources Ltd. Notes to the Consolidated Financial Statements For the years ended March 31, 2010 and 2009
14.	Foreign Exchange Gain (Loss)

The foreign exchange loss in 2010 was largely due to the fact that the reclamation bond – commutation account (Note 4) is carried in US dollars and the March 31, 2010 US dollar exchange rate decreased significantly compared to the March 31, 2009 rate.  A breakdown of this figure is as follows:

	2010	2009
Reclamation bond – commutation account	$(738,934)	$722,435
Environmental bond	-	(1,187)
Reclamation and environmental obligation	269,264	(229,538)
Cash and term deposit	-	(87)
Accounts payable	-	8,172
Unrealized foreign exchange gain (loss)	(469,670)	499,795
Realized foreign exchange loss	(11,467)	(27,661)
Foreign exchange gain (loss)	$(481,137)	$472,134

15.	Comparative Figures

Certain of the comparative figures for the year ended March 31, 2009 and 2008 have been reclassified to conform to current year’s presentation.

16.	Subsequent Events

Pursuant to a loan agreement with Paramount Gold and Silver Corp. (“Paramount”), a TSX, AMEX reporting issuer in the province of Ontario and the USA, the Company borrowed $997,232 up to August 23, 2010.

The Company issued 8,461,539 common shares pursuant to the exercise of outstanding warrants for net proceeds of $824,230.

On August 23, 2010, the Company completed an Arrangement with Paramount, whereby Paramount acquired all the outstanding securities (including warrants) of the Company in exchange for securities of Paramount on the basis of one share of Paramount for eight shares of the Company.

17.	Reconciliation of Canadian and US GAAP

Canadian GAAP varies in certain significant respects from the principles and practices generally accepted in the United States (“US GAAP”). The effect of the principal measurement differences on the Company’s consolidated financial statements is quantified below and described in the accompanying notes.

X-Cal Resources Ltd. Notes to the Consolidated Financial Statements For the years ended March 31, 2010 and 2009
17.	Reconciliation of Canadian and US GAAP (cont’d)

a)
Exploration expenditures

Under US GAAP, exploration costs incurred in locating areas of potential mineralization are expensed as incurred.  Commercial feasibility is established in compliance with SEC Industry Guide 7, which consists of identifying that part of a mineral deposit that could be economically and legally extracted or produced at the time of the reserve determination.  After an area of interest has been assessed as commercially feasible, expenditures specific to the area of interest for further development are capitalized. In deciding when an area of interest is likely to be commercially feasible, management may consider, among other factors, the results of pre-feasibility studies, detailed analysis of drilling results, the supply and cost of required labour and equipment, and whether necessary mining and environmental permits can be obtained.  To date no exploration expenses have been capitalized under US GAAP.

b)
Uncertain tax positions

On January 1, 2008, the Company adopted the US GAAP standards regarding uncertain tax positions. The adoption did not result in any adjustment to opening retained earnings. These standards require uncertain tax positions to be classified as non-current income tax liabilities unless expected to be paid within one year. Upon adoption, there was no recognition of tax liabilities for uncertain tax positions and no reclassification of income tax liabilities from current to non-current on the Company’s balance sheet.

There were no unrecognized tax benefits as at March 31, 2010 and 2009.

The Company recognizes interest and penalties related to uncertain tax positions, if any, as interest and penalties expenses. As of March 31, 2010, there were no balances of accrued interest and penalties related to uncertain tax positions.

c)
Development stage company

Pursuant to US GAAP, the Company would be subject to the disclosure requirements applicable to a development stage enterprise as the Company is devoting its efforts to establishing commercially viable mineral properties. However, the identification of the Company as such for accounting purposes does not impact the measurement principles applied to these consolidated financial statements.

X-Cal Resources Ltd. Notes to the Consolidated Financial Statements For the years ended March 31, 2010 and 2009
17.	Reconciliation of Canadian and US GAAP (cont’d)

c)	Development stage company (cont’d)

The adjustments to components of the consolidated balance sheets would be as follows:

	As at March 31
	2010	2009
Total assets - Canadian GAAP	$35,431,788	$36,759,036
Expensed expenditures on mineral properties	(14,396,100)	(13,401,307)
Total assets - US GAAP	$21,035,688	$23,357,729
Total liabilities - Canadian GAAP	$1,254,913	$1,692,719
Total liabilities - US GAAP	1,254,913	1,692,719
Capital stock - Canadian GAAP	50,903,677	50,365,425
Contributed surplus - Canadian GAAP	3,677,198	3,555,851
Deficit - Canadian GAAP	(20,404,000)	(18,854,959)
Expenditures on mineral properties	(14,396,100)	(13,401,307)
Total shareholders' equity under US GAAP	19,780,775	21,665,010
Total Liabilities and Shareholders' Equity per US GAAP	$21,035,688	$23,357,729

The adjustments to the statements of operations would be as follows:

	Years ended March 31,
	2010	2009	2008
Loss for the year - Canadian GAAP	$(1,549,041)	$(420,478)	$(1,549,555)
Expenditures on mineral properties	(994,793)	(880,014)	(3,318,756)
Net loss and comprehensive loss for the year - US GAAP	(2,543,834)	(1,300,492)	(4,868,311)
Deficit, beginning of year - US GAAP	(32,256,266)	(30,955,774)	(26,087,463)
Deficit, end of year - US GAAP	$(34,800,100)	$(32,256,266)	$(30,955,774)
Loss per common share - Canadian GAAP	$(0.01)	$(0.00)	$(0.01)
Loss per common share - US GAAP	$(0.02)	$(0.01)	$(0.04)
Weighted average number of shares outstanding	166,165,049	135,959,729	125,511,379

X-Cal Resources Ltd. Notes to the Consolidated Financial Statements For the years ended March 31, 2010 and 2009
17.	Reconciliation of Canadian and US GAAP (cont’d)

c)	Development stage company (cont’d) The adjustments to the consolidated statements of cash flows would be as follows:

	Years ended December 31,
	2010	2009	2008
Operating activities - Canadian GAAP	$(660,792)	$(285,792)	$(704,549)
Adjustments for mineral expenditures	(994,793)	(880,014)	(3,318,756)
Cash used in operating activities - US GAAP	(1,655,585)	(1,165,806)	(4,023,305)
Investing activities - Canadian GAAP	(896,936)	(729,895)	(1,683,510)
Reclassification of expenditures on mineral
properties	994,793	880,014	3,318,756
Cash used in investing activities - US GAAP	97,857	150,119	1,635,246
Cash provided by financing activities - Canadian and
US GAAP	508,751	2,087,428	676,500
Effect of foreign exchange on cash	11,467	(739)	(10,155)
(Decrease) increase in cash during the year	(1,037,510)	1,071,002	(1,721,714)
Cash, beginning of year	1,216,938	145,936	1,867,650
Cash, end of year - US GAAP	$179,428	$1,216,938	$145,936

d)	Changes in accounting policies

i)
Hierarchy of General Accepted Accounting Principles

In June 2009, the Financial Accounting Standards Board (“FASB”) issued new standards for The Hierarchy of Generally Accepted Accounting Principles. These standards, ASC 105, culminated a multi-year project to replace the previous GAAP hierarchy and established Accounting Standard Codification (the “Codification”). The Codification does not change US GAAP, but combines all authoritative standards into a comprehensive, topically organized online database. After the launch of the Codification on July 1, 2009, only one level of authoritative US GAAP for non-governmental entities exists, other than guidance issued by the SEC. This statement was adopted effective as of September 30, 2009. The adoption of this new standard only had the effect of amending references to authoritative accounting guidance in the Company’s consolidated financial statements.

ii)
Business Combinations

In December 2007, the FASB revised its accounting standards for Business Combinations. The standard, ASC 805, requires the acquiring entity to recognize and measure in its financial statements all the assets acquired, the liabilities assumed, any non-controlling interest in the acquired entity and the goodwill acquired and establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed. Furthermore, acquisition-related and other costs will now be expensed rather than treated as cost components of the acquisition. ASC 805 also establishes disclosure requirements to enable the evaluation of the nature and financial effects of the business combination.

X-Cal Resources Ltd. Notes to the Consolidated Financial Statements For the years ended March 31, 2010 and 2009
17.	Reconciliation of Canadian and US GAAP (cont’d)

d)	Changes in accounting policies (cont’d)

ii)
Business Combinations (cont’d)

The revision to this guidance applies prospectively to business combinations for which the acquisition date occurs on or after January 1, 2009.  The adoption of this new standard had no impact on the Company’s consolidated financial statements.

iii)
Fair Value Measurement and Disclosures

In October 2008, FASB amended accounting standards for Fair Value Measurements and Disclosures.  The amended standard, ASC 820, clarifies the application of fair value measurements in a market that is not active.  The amendment is intended to address the following application issues: (a) how the reporting entity’s own assumptions (that is, expected cash flows and appropriately risk-adjusted discount rates) should be considered when measuring fair value when relevant observable inputs do not exist; (b) how available observable inputs in a market that is not active should be considered when measuring fair value; and (c) how the use of market quotes (for example, broker quotes or pricing services for the same or similar financial assets) should be considered when assessing the relevance of observable and unobservable inputs available to measure fair value.  The changes were effective on issuance, including prior periods. The adoption of this new standard had no impact on the Company’s consolidated financial statements.

iv)
Investments – Other

In January 2009, FASB amended accounting standards for Investments – Other.  The amended standard, ASC 325, addresses certain practices or issues related to the recognition of interest income and impairment on purchased beneficial interests and beneficial interests that continue to be held by a transferor in securitized financial assets, by making its other-than-temporary impairment (“OTTI”) assessment guidance consistent with the accounting standards for Investments – Debt and Equity Securities.  The amendment removes the reference to the consideration of a market participant’s estimates of cash flows and instead requires an assessment of whether it is probable, based on current information and events, that the holder of the security will be unable to collect all amounts due according to the contractual terms.  If it is probable that there has been an adverse change in estimated cash flows, an OTTI is deemed to exist, and a corresponding loss shall be recognized in earnings equal to the entire difference between the investment’s carrying value and its fair value at the balance sheet date of the reporting period for which the assessment is made. This amendment became effective for interim and annual reporting periods ending after December 15, 2008, and is to be applied prospectively. The adoption of this new standard had no impact on the Company’s consolidated financial statements.

X-Cal Resources Ltd. Notes to the Consolidated Financial Statements For the years ended March 31, 2010 and 2009
17.	Reconciliation of Canadian and US GAAP (cont’d)

e)	Recent accounting pronouncements

i)
Subsequent Events

In May 2009, FASB amended the accounting standard for Subsequent Events. The updated standard, ASC 855, established general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. The revisions should not result in significant changes in the subsequent events that an entity reports, either through recognition or disclosure in its financial statements. It does require disclosure of the date through which an entity has evaluated subsequent events and the basis for that date, that is, whether that date represents the date the financial statements were issued or were available to be issued. This disclosure should alert all users of financial statements that an entity has not evaluated subsequent events after that date in the set of financial statements being presented. As a result of the adoption of this new standard, the Company evaluated subsequent events to June 22, 2010, the date these consolidated financial statements were available to be issued.

ii)
Measuring Liabilities at Fair Value

In August 2009, FASB issued ASU No. 2009-05, Measuring Liabilities at Fair Value. This update amends ASC 820, Fair Value Measurements and Disclosure, in regards to the fair value measurement of liabilities. FASB ASC 820 clarifies that in circumstances in which a quoted price for an identical liability in an active market is not available, a reporting entity shall utilize one or more of the following techniques: (i) the quoted price of the identical liability when traded as an asset; (ii) the quoted price for a similar liability or for a similar liability when traded as an asset; or (iii) another valuation technique that is consistent with the principles of ASC 820. In all instances a reporting entity shall utilize the approach that maximizes the use of relevant observable inputs and minimizes the use of unobservable inputs. Also, when measuring the fair value of a liability, a reporting entity shall not include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability. This update is effective for the Company in the first quarter of the 2010 fiscal year. The adoption of this update is not expected to have any impact on the Company’s consolidated financial statements.

X-Cal Resources Ltd. Notes to the Consolidated Financial Statements For the years ended March 31, 2010 and 2009

	2010					2009
	Sleeper	Pipeline				Sleeper	Pipeline
	Gold	Area -	Reese	Spring		Gold	Area -	Reese	Spring
	Project	Mill Claims	River	Valley	Total	Project	Mill Claims	River	Valley	Total
Mineral acquisitions and exploration expenditures,
beginning of year	$27,112,845	$2,484,220	$430,788	$20,242	$30,048,095	$26,072,563	$2,472,301	$418,568	$20,242	$28,983,674
Acquisition and holding costs incurred
Property acquisitions	149,340	-	-	-	149,340	34,573	-	-	-	34,573
Exploration expenditures
Consulting	61,767	-	-	-	61,767	19,545	200	200	-	19,945
Geology, including consultant	-	-	-	-	-	75,758	-	-	-	75,758
Drilling and assaying	-	-	-	-	-	72	-	-	-	72
Field	94,881	-	-	-	94,881	53,995	-	-	-	53,995
Insurance	46,953	-	-	-	46,953	38,807	-	-	-	38,807
Licenses, fees and claim fees	237,694	6,169	6,169	22,619	272,651	197,013	-	-	-	197,013
Stock-based compensation	18,412	-	-	-	18,412	37,870	-	-	-	37,870
Office, wages, professional fees and travel	467,563	16,283	16,283	-	500,129	440,815	11,719	12,020	-	464,554
	927,270	22,452	22,452	22,619	994,793	863,875	11,919	12,220	-	888,014
Mineral exploration expenditures and interests
before other costs	28,189,455	2,506,672	453,240	42,861	31,192,228	26,971,011	2,484,220	430,788	20,242	29,906,261
Proceeds from sale of capitalized equipment	-	-	-	-	-	(97,334)	-	-	-	(97,334)
Change in asset retirement obligation	(160,680)	-	-	-	(160,680)	239,168	-	-	-	239,168
Proceeds from sale of net smelter royalty	-	-	-	-	-	-	-	-	-	-
Mineral interests, end of year	$28,028,775	$2,506,672	$453,240	$42,861	$31,031,548	$27,112,845	$2,484,220	$430,788	$20,242	$30,048,095